Exhibit 21.1
Subsidiaries of ChampionX Corporation

Subsidiary	Jurisdiction of Formation
Apergy Artificial Lift de México, S. A. de C.V.	Mexico
Apergy Artificial Lift Pty. Ltd	Queensland
Apergy Canada ULC	British Columbia
Apergy Egypt LLC	Egypt
Apergy Energy (Kenya) Limited	Kenya
Apergy for Petroleum Services LLC	Egypt
Apergy Minority Luxembourg S.à r.l.	Luxembourg
Apergy Rods UK Limited	England and Wales
Apergy S.A.	Argentina
Artificial Lift Performance Limited	Scotland
Champion Arabia Co. Ltd.	Saudi Arabia
Champion Technologies B.V.	Netherlands
Champion Technologies Del Ecuador CIA LTDA. CHAMPIONTECH	Ecuador
Champion Technologies do Brasil Servicos e Produtos Quimicos Ltda.	Brazil
Champion Technologies Limited	Mauritius
Champion Technologies Limited	Scotland
Champion Technologies Middle East FZCO	United Arab Emirates
ChampionX (RO) Energy Services S.R.L.	Romania
ChampionX Argentina S.R.L.	Argentina
ChampionX Associate Investment Company Limited	Nigeria
ChampionX Australia Pty Ltd	New South Wales
ChampionX Azerbaijan LLC	Azerbaijan
ChampionX Canada ULC	Alberta
ChampionX de Colombia Ltda	Colombia
ChampionX EG Holdings LLC	Delaware
ChampionX Egypt Holdings Ltd.	England and Wales
ChampionX Egypt Ltd.	England and Wales
ChampionX Energy India Private Limited	India
ChampionX Energy Services Limited	Ghana
ChampionX Equatorial Guinea, S.A.R.L.	Equatorial Guinea
ChampionX Europe B.V.	Netherlands
ChampionX Europe GmbH	Switzerland
ChampionX Gabon SARL	Gabon
ChampionX Global Inc.	Delaware
ChampionX Gulf Limited	Jersey
ChampionX Guyana Inc.	Guyana
ChampionX Holdings 1 ULC	British Columbia
ChampionX International Operations LLC	Delaware
ChampionX LA, S.C.A.	Venezuela

ChampionX LLC	Delaware
ChampionX Mauritania SARL	Mauritania
ChampionX Middle East Holdings, Inc.	Delaware
ChampionX Middle East LLC	Oman
ChampionX Middle East Services LLC	Oman
ChampionX New Zealand	New Zealand
ChampionX Norge AS	Norway
ChampionX Oilfield Solutions Ghana Limited	Ghana
ChampionX Oilfield Solutions Nigeria Limited	Nigeria
ChampionX PNG Ltd	Papua New Guinea
ChampionX Resources Inc.	Delaware
ChampionX SG 4 Pte. Ltd.	Singapore
ChampionX SG Service Pte. Ltd.	Singapore
ChampionX UK Limited	England and Wales
ChampionX U.S. 5 LLC	Delaware
Corexit Environmental Solutions LLC	Delaware
CTI Chemicals Asia Pacific Pte. Ltd.	Singapore
Houseman Limited	England and Wales
International Legacy Fabrication L.L.C.	Oman
Legacy Fabrication (Oman) Holdings, LLC	Delaware
Legacy Fabrication Ghana Ltd.	Ghana
Oil Lift Technology Inc.	British Columbia
ONES West Africa LLC	Delaware
OTS Energy India Private Limited	India
P.T. Champion Kurnia Djaja Technologies	Indonesia
Pro-Rod Inc.	Alberta
RMSpumptools FZE	United Arab Emirates
RMSpumptools Limited	England and Wales
RMSpumptools Saudi Industrial Company	Saudi Arabia
US Synthetic Corporation	Delaware